UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Sonus Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONUS PHARMACEUTICALS, INC.
22026 20th Avenue S.E.
Bothell, Washington  98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 10, 2007

TO THE STOCKHOLDERS OF SONUS PHARMACEUTICALS, INC.:

The Annual Meeting of Stockholders of Sonus Pharmaceuticals, Inc. (the “Company”) will be held at the Grand Hyatt, 721 Pine Street, Seattle, Washington, 98101 on May 10, 2007, at 9:00 A.M., for the following purposes as more fully described in the accompanying Proxy Statement:

(1)          To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Michelle G. Burris	Michael A. Martino
George W. Dunbar, Jr.	Dwight Winstead
Robert E. Ivy

(2)          To approve the Company’s 2007 Stock Incentive Plan;

(3)          To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2007; and

(4)          To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 15, 2007 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
Michael A. Martino
President and Chief Executive Officer

April 3, 2007

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.   Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

SONUS PHARMACEUTICALS, INC.
22026 20th Avenue S.E.
Bothell, Washington  98021

PROXY STATEMENT

Proxy Solicitation

On or about April 12, 2007, Sonus Pharmaceuticals, Inc., a Delaware corporation (the “Company”) will begin mailing these proxy materials to all registered owners (sometimes called record holders) of the Company’s common stock at the close of business on March 15, 2007 (the “Record Date”). The Company has sent this Proxy Statement to you because the Board of Directors of the Company is requesting your proxy to vote at the 2007 Annual Meeting and at any adjournment or postponement of such meeting. A copy of this Proxy Statement also has been sent to beneficial owners of the Company’s common stock whose shares were held in “street-name” by banks, brokers and other record holders at the close of business on March 15, 2007.

Solicitation of proxies is expected to be made primarily by mail. However, the Company’s directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone or in person to request that proxies be furnished. The Company may reimburse banks, brokers, custodians, nominees, fiduciaries and others for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

Voting

If you are a registered owner (meaning that your shares are registered in the Company’s records as being owned in your name), then you may vote on matters presented at the Annual Meeting in the following ways:

•       By proxy-You may complete the proxy card and mail it in the postage-paid envelope provided; or

•       In person-You may attend the Annual Meeting and cast your vote there.

If you are a beneficial owner whose shares are held in “street-name” by a bank, broker or other record holder, please refer to your voting instruction card and other materials forwarded by such record holder for information on how to instruct the record holder to vote on your behalf.

If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate. When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the following:

(1)         To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Michelle G. Burris	Michael A. Martino
George W. Dunbar, Jr.	Dwight Winstead
Robert E. Ivy

(2)         To approve the Company’s 2007 Stock Incentive Plan.

(3)         To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2007.

If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends. If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of the Company prior to or at the commencement of the Annual Meeting.

Registered holders who vote by sending in a signed proxy will not be prevented from attending the Annual Meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to the Company’s Corporate Secretary at 22026 20th Avenue S.E., Bothell, Washington 98021 or (c) attending the Annual Meeting and voting in person. In order to attend the Annual Meeting and vote in person, a beneficial holder whose shares are held in “street name” by a bank, broker or other record holder must follow the instructions provided by such record holder for voting in person at the meeting. The beneficial holder also must obtain from such record holder and present at the Annual Meeting a written proxy allowing the beneficial holder to vote the shares in person.

Record Date, Quorum and Voting Requirements

Only holders of record of the Company’s common stock at the close of business on March 15, 2007 will be eligible to vote at the Annual Meeting. As of the close of business on March 15, 2007, the Company had 36,853,974 shares of common stock outstanding. Each share of common stock is entitled to one vote.

A quorum of shares is necessary to hold a valid stockholders’ meeting. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares for which an “abstention” from voting is observed, as well as shares that a broker holds in “street name” and votes on some matters but not others (“broker non-votes”), will be counted for purposes of establishing a quorum.

Directors will be elected by a plurality of votes cast at the Annual Meeting. This means that the five nominees for director who receive the most votes will be elected. If you are present at the meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, or if there are broker non-votes, the shares withheld or not voted will not be counted for purposes of the election of directors. All stockholders entitled to vote at the Annual Meeting may cumulate the votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes as shall equal the number of votes which the stockholder would be entitled to cast for the election of directors with respect to the stockholder’s shares of stock multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as the stockholder may see fit. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to voting, and any stockholder has given notice, at the meeting and prior to commencement of voting, of such stockholder’s intention to cumulate votes. Otherwise, the proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes so as to elect the maximum number of nominees.

For each other item, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval. If you are present at the meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted will have no effect on the outcome of the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

Currently, there are five members of the Board of Directors. Directors are elected at each annual stockholders’ meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five nominees named below. All of the nominees presently are directors of the Company.

If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Under Delaware law, the five nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to “Withhold Authority,” which will be counted, and broker non-votes, which will not be counted, will have no practical effect. In addition, the election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

The names and certain information concerning the five nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Name	Age	Position with the Company
Michael A. Martino	51	President, Chief Executive Officer and Director
Michelle G. Burris	41	Director, Chairperson of the Audit Committee
George W. Dunbar, Jr.	60	Director, Member of the Audit, Compensation and Nominating and Governance Committees
Robert E. Ivy	73	Director, Chairman of the Board, Chairman of the Nominating and Governance Committee and Member of the Audit Committee
Dwight Winstead	58	Director, Chairman of the Compensation Committee and Member of the Audit and Nominating and Governance Committees

Michael A. Martino (51) is the President, Chief Executive Officer and a director of the Company. Mr. Martino joined the Company in September 1998 as President, Chief Operating Officer and a director and was appointed Chief Executive Officer in July 1999. From 1983 to 1998, Mr. Martino held numerous positions of increasing responsibility in strategic planning, business development, marketing and sales, and general management with Mallinckrodt, Inc., a global healthcare products company, including serving as Vice President and General Manager of the Nuclear Medicine Division. Mr. Martino holds a B.A. in business from Roanoke College and an M.B.A. from Virginia Tech. He sits on the Presidents Advisory Board of Roanoke College, is on the Board of Technology Alliance, and is a member of the Board of Trustees of Cascadia Community College. In addition, Mr. Martino is a past Chairman of the Board of the Washington Biotechnology and Biomedical Association (WBBA).

Michelle G. Burris (41) was appointed as a director of the Company in May 2004. Ms. Burris is currently Senior Vice President and Chief Financial Officer of Trubion Pharmaceuticals, Inc, a position she has held since February 2006. From August 2005 to January 2006, Ms. Burris served as Senior Vice

President and Chief Financial Officer at Dendreon Corporation. From January 2001 to July 2005, she served as Senior Vice President and Chief Financial Officer at Corixa Corporation, which was sold to GlaxoSmithKline in 2005. Ms. Burris had worked at Corixa since its inception in 1994, and prior to her last position at the firm, had served in various capacities of increasing responsibility in finance and operations. Prior to Corixa, Ms. Burris held several finance and strategic planning positions at The Boeing Company.  Ms. Burris is on the Advisory Board of Albers School of Business and Economics at Seattle University. She received a Post Graduate Certificate in accounting and an MBA from Seattle University, and a B.S. from George Mason University. Ms. Burris received her Certified Public Accountant Certification from the State of Washington; however, she is no longer an active CPA.

George W. Dunbar, Jr. (60) was elected as a director of the Company in November 1997 and served as co-chairman of the board from 1999 to 2005. Mr. Dunbar is currently the Chief Executive Officer and President of Aastrom Biosciences, Inc., a position he has held since July 2006. From 2004 to 2006 he was the Chief Executive Officer and a director of Quantum Dot Corporation.  From 2003 through 2004, he was Chief Executive Officer of Targesome, which was restructured and sold during 2004. Mr. Dunbar was previously Chief Executive Officer of Epic Therapeutics, an MPM Capital company, which was sold to Baxter Healthcare during 2002. Earlier, as interim Chief Executive Officer, Mr. Dunbar worked with Dr. Irving Weissman and its founders to restructure both StemCells, Inc. and CytoTherapeutics. Mr. Dunbar’s operating experience includes serving as Chief Executive Officer and a director and engaging in advisory work with many private and public bioscience companies, as well as senior management positions with Ares Serono, Amersham, and earlier in his career with Motorola. Mr. Dunbar is a graduate of Auburn University with degrees in Electrical Engineering and an MBA, and serves on the Business School’s MBA Advisory Board.

Robert E. Ivy (73) was elected as a director of the Company in February 1999 and co-chairman of the board in July 1999. In December 2005, Mr. Ivy was appointed as chairman of the board. Since October 1999, Mr. Ivy has been the President of Insight, Inc. From 1987 until 1999, Mr. Ivy served as President, Chief Executive Officer and Chairman of the Board of Ribi ImmunoChem, a biopharmaceutical company, which was acquired by Corixa Corporation in October 1999. Prior to joining Ribi ImmunoChem, Mr. Ivy served as President, Chief Executive Officer and a director of OSI Pharmaceuticals, Inc.; President, Chief Executive Officer and a director of Berlex Laboratories, Inc. (a subsidiary of Bayer Schering Pharma AG); and President of the U.S.V. Pharmaceutical Division of Revlon Health Care Group. Mr. Ivy began his career with G.D. Searle & Co. in sales and marketing rising to the position of Vice President, Marketing and Sales. Mr. Ivy holds a B.S. in Chemistry and Biology from Northwestern University and attended Northwestern University Medical School.

Dwight Winstead (58) has served as a director of the Company since July 1995. Mr. Winstead is currently Group President of Cardinal Health Clinical Technologies and Services, (CTS) a subsidiary of Cardinal Health, Inc. Prior to his current position at CTS, he served as Group President of Clinical Services and Consulting and President of Pyxis Products, formerly known as AIS (Automated Information Services) since 1997. From 1991 to 1997, Mr. Winstead served as Executive Vice President of VHA, Inc., a performance improvement company serving health care organizations in the United States. Prior to his promotion to Executive Vice President, Mr. Winstead served in various capacities of VHA Supply Company, a subsidiary of VHA, Inc., including Vice President, Sales and Marketing, Senior Vice President, Chief Operating Officer and President from 1987 to 1991. Prior to joining VHA, Inc. in 1984, Mr. Winstead served in a variety of materials management and sales positions in several companies, including Ortho Instruments and Worthington Diagnostics. Mr. Winstead holds a B.S. from Delta State University.

Other Executive Officers

Alan Fuhrman (50) is Senior Vice President and Chief Financial Officer, joining the Company in September 2004. He has over 20 years of successful executive management experience with public and private companies in the life sciences and high technology industries. Prior to joining Sonus, Mr. Fuhrman served as President and Chief Operating Officer of Integrex, Inc. from 2002 until its acquisition in 2004. He has also held Chief Financial Officer positions at Capital Stream, Inc. a startup financial services workflow automation company; Medisystems Corporation, an international medical device manufacturer; and NeoPath, Inc., a publicly held medical device company. Mr. Fuhrman serves on the Board of Directors of the Washington Biotechnology and Biomedical Association. He received B.S. degrees in both Accounting and Agricultural Economics from Montana State University. Mr. Fuhrman received his Certified Public Accountant Certification from the State of Oregon; however, he is no longer an active CPA.

Certain Other Significant Employees

Elaine Waller, Pharm.D. (55) is Senior Vice President of Regulatory Affairs and Quality Assurance. Dr. Waller has substantial experience in domestic and international regulatory affairs, and in clinical research. Prior to joining Sonus in July 2003, she was Chief Operating Officer at Radiant Research, a clinical site management organization. Dr. Waller’s previous experience includes senior positions in regulatory affairs and clinical research at Hoechst Marion Roussel and Marion Merrell Dow. She began her career in academia at the University of Texas at Austin where she held teaching positions in both graduate and undergraduate pharmacy education and was Assistant Director of Clinical Research at the Drug Dynamics Institute. Dr. Waller received a B.S. in Pharmacy and a Doctor of Pharmacy from the University of Missouri—Kansas City, and an M.B.A. from Rockhurst College.

Richard Daifuku, M.D., Ph.D. (54) is Vice President of Clinical and Preclinical Research and acting Chief Medical Officer, positions he assumed in May 2006. Dr. Daifuku joined Sonus Pharmaceuticals in 2004 as acting Vice President of Clinical Research. He has over 15 years of experience with discovering and bringing new drugs to the clinic. Prior to joining Sonus, he was Founder, Chief Executive Officer and Chief Scientific Officer at Koronis Pharmaceuticals, where he was the inventor of an antiviral drug currently in clinical trials. Dr. Daifuku has also held senior positions at Targeted Genetics, Amgen Corporation and Cetus Corporation. He received an M.S. in environmental management from the Harvard School of Public Health and a M.D./Ph.D. in epidemiology from the University of Washington. His residency (internal medicine) and fellowship (infectious diseases) were performed at U.C.L.A. Dr. Daifuku is the author of numerous scientific papers and abstracts and has submitted four U.S. patent applications.

Board Meetings and Attendance

The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 2006. Each incumbent director attended at least seventy-five percent (75%) of all meetings of the Board and meetings of all committees of the Board on which he or she served. There are no family relationships among any of the directors or executive officers of the Company.

Committees of the Board of Directors

The Board of Directors has established a Nominating and Governance Committee, a Compensation Committee and an Audit Committee.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Robert E. Ivy (Chairman), George W. Dunbar, Jr. and Dwight Winstead. Each of the members of the Nominating and Governance Committee meets the definition of “independence” set forth in the NASDAQ corporate governance listing standards. The Charter for the Nominating and Governance Committee can be accessed electronically on the Company’s website at www.sonuspharma.com. The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2006.

The Nominating and Governance Committee’s responsibilities include: (i) establishing criteria for the selection of new directors, (ii) evaluating the qualifications of potential candidates for directors, (iii) reviewing, investigating and accepting or rejecting nominees for the Board of Directors suggested by any stockholder of the Company, (iv) recommending to the Board of Directors the nominees for election at the next annual meeting or any special meeting of stockholders and any person to be considered to fill a Board of Director vacancy or a newly created directorship, (v) reviewing and assessing the performance of the Board of Directors and management, and (vi) reviewing and reassessing the adequacy of the corporate governance principles of the Company.

The Nominating and Governance Committee will consider stockholder recommendations for directors sent to the Nominating and Governance Committee, c/o Chief Executive Officer, Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021. Stockholder recommendations for director should include:

•       the name and address of the stockholder recommending the person to be nominated;

•       a representation that the stockholder is a holder of record of stock of the Company, including the number of shares held and the period of holding;

•       a description of all arrangements or understandings between the stockholder and the recommended nominee, if any;

•       such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended; and

•       the consent of the recommended nominee to serve as a director of the Company if so elected.

To submit a recommendation for director for an upcoming annual stockholder meeting, it is necessary that you notify the Company not less than 120 days or more than 180 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to stockholders. The Company’s 2007 Proxy Statement will first be sent to stockholders on or about April 12, 2007. Thus, in order for any such nomination to be considered by the Company for the 2008 annual meeting, it must be received not later than December 12, 2007. In addition, the notice must meet all other requirements contained in the Company’s Bylaws, if any. Stockholders’ nominees who comply with these procedures will receive the same consideration that the Nominating and Governance Committee’s nominees receive.

The Nominating and Governance Committee considers the following minimum criteria when reviewing a director nominee:

•       Director candidates must have the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•       Director candidates must be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

•       Director candidates must possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•       Director candidates must have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•       Director candidates must have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The Nominating and Governance Committee and, as needed, a retained search firm, screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating and Governance Committee to review and conduct interviews. The Nominating and Governance Committee and the Company’s Chief Executive Officer interview candidates that meet the criteria, and the Nominating and Governance Committee selects nominees that best suit the Board’s needs to recommend to the full Board.

Audit Committee

The members of the Audit Committee of the Board of Directors (the “Audit Committee”) are Michelle G. Burris (Chairperson), George W. Dunbar, Jr., Robert E. Ivy, and Dwight Winstead, all of whom meet the definition of “independence” set forth in the NASDAQ corporate governance listing standards. The Board of Directors has also determined that Michelle G. Burris is an “audit committee financial expert,” as defined by the rules of the SEC. The Board of Directors also believes that each of the other members of the Audit Committee would satisfy the requirements of an “audit committee financial expert.”  The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing the Company’s financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Charter for the Audit Committee can be accessed electronically on the Company’s website at www.sonuspharma.com. The Audit Committee held four meetings during the fiscal year ended December 31, 2006.

Compensation Committee

The members of the Compensation Committee of the Board of Directors (the “Compensation Committee”) are Dwight Winstead (Chairman) and George W. Dunbar, Jr., each of whom meets the definition of “independence” set forth in the NASDAQ corporate governance listing standards. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation for the Company’s officers. The Charter for the Compensation Committee can be accessed electronically on the Company’s website at www.sonuspharma.com. The Compensation Committee held seven meetings during the fiscal year ended December 31, 2006.

Director Independence

The Board of Directors has determined that all of the Director nominees for election at the Annual Meeting, except for Michael A. Martino the Company’s President and Chief Executive Officer, are “independent” under the NASDAQ corporate governance listing standards.

Compensation Committee Interlocks and Insider Participation

As stated above, the Compensation Committee of the Board of Directors is comprised entirely of independent directors.

Code of Ethics

The Company has adopted a code of ethics that is applicable to, among others, its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and has posted such code on the Company’s website at www.sonuspharma.com.

Communications with the Board

Stockholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Chief Financial Officer, Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021. All communications are compiled by the Chief Financial Officer and forwarded to the Board or the individual director(s) accordingly.

Director Attendance at Annual Meetings

Directors are strongly encouraged to attend annual meetings of the Company’s stockholders. All of the Company’s directors attended the 2006 annual meeting of the Company’s stockholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of the board is responsible for establishing and implementing the Company’s compensation philosophy. During 2006, the Compensation Committee undertook the review of our compensation policy and programs. In this process, we retained the services of an independent compensation consultant, Towers Perrin, which provided recommendations for consideration by the Compensation Committee and the Board of Directors. The process resulted in a revised Compensation Policy, and an Executive Compensation Program and an Employee Compensation Program which was recommended by the Compensation Committee and approved by our Board of Directors. The components of this policy and programs and application to our named executive officers is discussed below.

Compensation Philosophy and Objectives

We believe that attracting and retaining human talent is a critical element of our ability to achieve our strategic goals and objectives. The labor markets in which we compete for human talent, nationally and locally, are very competitive and to be successful we believe we have to offer compensation programs that are competitive with other life science companies, large and small, that are competing for the same talent. The components of our compensation programs consist of base salary, annual merit increases, short-term incentive awards, and long-term incentive awards, and are designed to align incentives and rewards for our executives and employees with our overall business strategies, goals and objectives, and also to take into account our ability to fund these compensation programs. While our corporate goals and objectives for any year are clearly defined, our compensation programs are designed to ensure flexibility to fairly compensate executives and employees when approved business priorities and objectives change.

Management Involvement in Compensation Decisions

The annual compensation process usually begins in third quarter with a presentation by management to the Compensation Committee of a preliminary review of current trends in compensation and identification of potential issues regarding any of the components of compensation. Based upon initial feedback from the Compensation Committee, the Vice President of Human Resources works with an independent consulting firm to produce an executive compensation review with recommendations for base salary, annual merit increases, short-term incentive plan compensation and long-term incentive plan compensation. Management is further involved in formal performance reviews for all officers of the Company. Following this process, in the fourth quarter management provides recommendations to the Compensation Committee for all components of compensation for executives and other employees. In December, the Board of Directors approves the maximum amount of annual merit increases, annual performance bonuses and annual stock option awards for each executive. The Compensation Committee then approves actual increases of each executive other than the President and Chief Executive Officer. The Board of Directors approves the actual amounts of increases for the President and Chief Executive Officer.

The Compensation Committee typically meets four or more times per year in this process. In 2006, the Compensation Committee had seven meetings. The Company’s executive officers and Vice President of Human Resources are typically present at Compensation Committee meetings, except that members of management are not present during deliberations of the Compensation Committee or Board of Directors with respect to their individual compensation.

Role of Compensation Consultant

In 2006, we undertook a review of our historical compensation philosophy and policies. In furtherance of this process, the Compensation Committee engaged Towers Perrin, an outside global human resources consulting firm, to conduct a review of our compensation philosophy and practices. In this process, Towers Perrin recommended modifications to the Company’s comparative group of peer life sciences companies and provided other recommendations concerning the components of our compensation program. The Compensation Committee reviewed these recommendations and recommended the adoption of a written compensation policy which was approved by our Board of Directors effective in July 2006. In addition, we engaged Towers Perrin to provide an annual executive compensation review for executive officers and other key executives of our Company. Towers Perrin provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the executive officers and other key employees.

In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of life science companies based upon recommendations from Towers Perrin and other consultants, the Company revised its peer group in 2006. The companies comprising our peer group in 2006 were:

Allos Therapeutics, Inc.	Inovio Biomedical
BioCryst Pharmaceuticals, Inc.	Introgen Therapeutics, Inc.
Cell Therapeutics, Inc.	Nastech Pharmaceuticals
Chad Therapeutics	NeoPharm
Columbia Laboratories	NovaDel Pharmaceuticals
Dendreon	Noven Pharmaceuticals
DepoMed	PenWest Pharmaceuticals
Emisphere Technologies	Peregrine Pharmaceuticals
Enzon	Seattle Genetics

For comparison purposes, our market capitalization is approximately in the twenty-fifth percentile of our peer group. We believe we compete with members of our peer group, as well as larger companies, for top executive level talent. As such, our Compensation Policy provides that targeted levels of compensation for each of our compensation elements is as follows:

	Total Cash Compensation		Target Stock Option
Base Salary	Target Total Cash	Maximum Total Cash	Equity Grant
50th—60th Percentile	50th Percentile	60th—75th Percentile	50th Percentile (subject to dilution constraints)

The competitive assessment provided by Towers Perrin indicated that base salary for our executive officers and other officers was slightly below the fiftieth percentile, the target annual bonus ranged from the fiftieth to the seventy-fifth percentile, the target total cash compensation is at or slightly below market fiftieth percentile and that incentive compensation for 2005 awards was approximately seventy-fifth percentile and the 2006 targeted awards were approximately at the fiftieth percentile. The above illustrates that a significant percentage of total cash compensation is allocated to incentives as a result of our philosophy discussed above. We have no established policy or target for the allocation between either cash or non-cash, or short-term or long-term incentive compensation. Rather, the Compensation Committee reviews information provided by Towers Perrin to determine the appropriate level and mix of incentive compensation. Either the Company or Towers Perrin can terminate the relationship at any time. We have not used the services of any other compensation consultant in 2006. In the future, we may engage or seek the advice of other compensation consultants.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers and other employees of the Company were:

•       base salary;

•       annual merit increases to base salary;

•       short-term incentive awards; and

•       long-term incentive awards.

Base Salary.

Base salary ranges for named executive officers, as well as other officers and employees of the Company, are determined for each employee based upon his or her position and responsibility by using available market data. Base salary ranges are designed so that salary opportunities for a given position will be between the fiftieth and sixtieth percentile of base salaries payable to persons in similar positions in the Company’s comparator peer group of life science companies. Executive base salaries are designed to fall at the targeted levels plus or minus fifteen percent depending upon performance, strategic importance of the position, retention needs and competitive practices.

Annual Merit Increases.

Annual merit increases to base salary are determined annually and are intended to take into account each employee’s performance against individual and team goals and objectives. Pursuant to our Compensation Policy, annual merit base salary increase guidelines will be the same for all employees at all levels of the Company. The actual annual merit increase for a given executive or other employee may be higher or lower than the guideline based upon employee’s performance to team and individual goals and employee’s position relative to targeted salary guidelines. Following application of the annual base salary merit increase, if any employee remains outside of the competitive guidelines for base salary, a technical adjustment may be applied to bring that employee’s salary in compliance with the guidelines.

Short-Term Incentive Awards.

Short-term incentive awards provide an annual bonus opportunity to reward executives for performance related to corporate, team and individual goals and objectives. As early as practical each year, the Compensation Committee recommends and the Board of Directors considers and approves, minimum, target and maximum levels for performance goals and objectives under the Company’s Short-term Incentive Program (STIP). Typically, a corporate “gate”, or minimum condition, is established which must be met before there can be any participation under the STIP. In addition, four or five performance goals and objectives are established with various weighting, as determined by the Board of Directors. Threshold and maximum award levels are 50% to 150% of targeted, performance goals and objectives, respectively. Under our executive compensation program, the target STIP award (as a percentage of base salary) is 45% for the President and Chief Executive Officer, 35% for Senior Vice Presidents, and 25% for Vice Presidents. The Compensation Committee retains the discretion to recommend that STIP awards be paid in cash, restricted stock, stock options, promissory notes or to defer payments via nonqualified deferred compensation programs. However, historically, all STIP awards have been paid in cash.

In December of each year, the Compensation Committee assesses the performance of the Company for each performance goal and objective and makes a recommendation to the Board of Directors. The Board of Directors at its December meeting approves the maximum amount payable per executive based upon the Compensation Committee recommendations, as well as the actual amount of STIP payment for the Company’s President and Chief Executive Officer. The Compensation Committee approves the actual amount payable to executives other than the Chief Executive Officer based upon the President and Chief Executive Officer recommendations, and subject to the maximum amount approved by the Board of Directors.

The performance goals and objectives determined by the Board of Directors relate to the Company’s strategic goals and objectives for a particular fiscal year. The corporate minimum condition or gate, typically relates to the Company’s financial condition or other fundamental aspect of its strategic plan. Over the past five years, the Company has achieved performance in excess of the target level two times, but has not achieved the maximum performance level. The pay-out percentage over the past five years has been between approximately 67% and 128% of the participants target award opportunity, with an average approximate pay-out percentage over the past five years of 93% of the target award opportunity. Generally, the Compensation Committee attempts to set the minimum, target and maximum levels such that the relative difficulty of achieving target levels is consistent from year to year.

Each of the named executive officers for the fiscal year ended December 31, 2006, received the following payments in February 2007, under the STIP for fiscal 2006 performance:

Name	2006 STIP Bonus Award
Michael A. Martino	$175,000
Alan Fuhrman	$94,900
Michael B. Stewart	$0

Awards made to Named Executive Officers under the STIP for performance in 2006 are reflected in the Summary Compensation Table on page 14.

Long-Term Incentive Compensation.

The Long-Term Incentive Program (LTIP) consisting of annual stock option grants, encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and other designated employees to increase their stock in the Company. Stock option award levels are determined based upon market data, and vary among participants based upon their positions within the Company. LTIP stock option awards are approved at the Compensation Committee’s or Board of Directors regularly scheduled December meeting and are made effective on the last business day of December. Newly hired or promoted executives receive their award of stock options as of the last business day of the month of hire or promotion, as recommended by the Company’s President and Chief Executive Officer within guidelines approved by the Board of Directors and approved by the Compensation Committee.

All stock option awards are based upon practices for similarly situated employees at other life science organizations, including those within the Company’s peer comparative group. Target award levels reflect multiple perspectives, including number of shares, typical ownership levels for similar positions, and aggregate shares subject to outstanding options for dilution factors. Awards for annual performance include individual performance, strategic value of the individual and retention objectives. Target award levels for President and Chief Executive Officer are determined annually by the Board of Directors based upon Compensation Committee recommendations. Targeted award levels for our other officers are:  Chief Financial Officer and Senior Vice Presidents, 40,000 shares, with a maximum of 60,000 shares; Chief Medical Officer, 40,000 shares, with a maximum award of 60,000 shares; and Vice Presidents, 20,000 shares, with a maximum award of 30,000 shares.

Options are awarded at the closing sale price of the Company’s common stock on the last business day of the month of grant, except that with respect to annual grants made by the Compensation Committee or Board of Directors in December of each year, options are granted and the option price is the closing sales price of the Company’s common stock on the last business day of December. Neither the Board of Directors nor the Compensation Committee has ever granted options with an exercise price less than the closing sales price of the Company’s common stock on the date of grant. Options generally vest 25% twelve months following the vesting commencement date, with remaining 75% vesting monthly over the next 36 months. Vesting ceases upon termination of employment. Option exercise rights continue for 90 days following termination of employment, except in the case of death or disability, in which case options are exercisable for twelve months, or termination for cause in which case exercise rights cease upon termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option, including voting rights and the rights to receive dividends or dividend equivalents.

Savings Plan.

The Company maintains a savings plan under Section 401(k) of the Internal Revenue Code of 1984, as amended. The Savings Plan is a tax qualified tax savings plan pursuant to which all employees, including named executive officers, are able to contribute the lesser of up to 100% of their annual salary, or the limited prescribed by the Internal Revenue Service. The Company will match 50% of the first 4% of pay that is contributed to the Savings Plan. All contributions to the Savings Plan, as well as any matching contributions are fully vested upon contribution.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, pursuant to which all of our employees, including named executive officers, may participate. To participate in the plan, an employee may designate prior to the commencement of a semi-annual offering period the amount of payroll deductions to be made from his or her paycheck for the purchase of shares of common stock under the plan, which may not exceed 15% of compensation. On each purchase date, shares of our stock are purchased automatically for each participant with the amounts held from his or her payroll deductions at a price equal to 85% of the fair market value on the purchase date.

Perquisites and Other Personal Benefits.

The Company does not provide its named executive officers with perquisites and other personal benefits that aggregate more than $10,000 in any individual instance. Each executive is eligible to receive benefits pursuant to programs that provide for broad-based employee participation. These benefits include our medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel accident insurance, educational assistance and certain other benefits.

Employment and Change of Control Agreements.

This Company does not have employment agreements with any of its named executive officers. The Company has entered into a Change of Control Agreement with its President and Chief Executive Officer and Chief Financial Officer. The Change of Control Agreements are designed to promote stability and continuity of senior management. Information regarding the applicable payments under such agreements for the named executive officers is provided under the heading “Payments Made Upon a Change of Control” on page 16.

Tax and Accounting Implications.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than one million dollars that is paid to certain individuals. The Company believes that compensation payable under its management incentive plans are generally fully deductible for federal income tax purposes.

Beginning on January 1, 2006, the Company began accounting for stock based payments, including its LTIP option grants in accordance with the requirements of FASB Statement 123(R).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (“Committee”) of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to the stockholders.

COMPENSATION COMMITTEE
Dwight Winstead, Chairman
George W. Dunbar, Jr.

The following table sets forth information regarding compensation received or earned for the fiscal year ended December 31, 2006 by the Company’s Chief Executive Officer, Chief Financial Officer and its other executive officers (collectively the “Named Executive Officers. Based upon the fair value of equity awards granted to Named Executive Officers in 2006 and the base salary of the Named Executive Officers, “Salary” accounted for approximately 38% of the total compensation of the Named Executive Officers, “Non-Equity Incentive Plan Compensation” and “Option Awards” accounted for approximately 53% of total compensation of the Named Executive Officers and “All Other Compensation” accounted for approximately 9% of the total compensation of the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(3)		Total ($)
Michael A. Martino	2006	374,040	—	—	367,484	175,000	—	15,513	(6)	932,037
President, Chief Executive Officer and Director
Michael B. Stewart, M.D.	2006	137,679	—	—	290,825	—	—	158,395	(7)	586,899
Senior Vice President and Chief Medical Officer (4)
Alan Fuhrman	2006	245,699	—	—	122,229	94,900	—	8,439	(8)	471,267
Senior Vice President and Chief Financial Officer

(1)             Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) Plan established under  Section 401(k) of the Internal Revenue Code.

(2)             The Company’s cash bonuses are paid under an incentive plan and therefore are reported in the column “Non-Equity Incentive Plan Compensation.” Bonus amounts include annual performance awards earned in the reporting year.

(3)             Other compensation consists of 401(k) matching contributions, executive life and disability payments and, in the case of Michael B. Stewart, amounts paid under consulting agreements.

(4)             Effective June 1, 2006, Dr. Stewart retired from the Company. He is providing exclusive consulting services to the Company through June 30, 2007 at a rate of $22,778 per month.

(5)             Reference is made to Note 8 “Stockholders’ Equity” in our Form 10-K for the period ended December 31, 2006, filed with the SEC on March 16, 2007, which identifies assumptions made in the valuation of option awards in accordance with FAS 123R. The Company’s stock-based compensation expense recognized  under FAS 123R reflects an estimated forfeiture rate of 6.9% in 2006. The values recognized in the “Option Awards” column above do not reflect such expected forfeitures.

(6)             Includes $7,292 in matching 401(k) contributions, $2,294 in executive life insurance premium payments and $5,927 in executive disability premium payments.

(7)             Amount consists entirely of payments under consulting agreements.

(8)             Includes $4,937 in matching 401(k) contributions, $1,168 in executive life insurance premium payments and $2,334 in executive disability premium payments.

(9)             The Company does not utilize these types of plans.

Grants of Plan-Based Awards

The following information sets forth grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options (#)	Award ($/sh)	Awards ($)
Michael A. Martino	12/29/2006	81,428	162,857	244,285	n/a	100,000	150,000	150,000	6.11	474,705
President, Chief Executive Officer and Director
Michael B. Stewart, M.D.	—	—	—	—	—	—	—	—	—	—
Senior Vice President and Chief Medical Officer
Alan Fuhrman	12/29/2006	41,598	83,195	124,793	n/a	40,000	60,000	60,000	6.11	189,882
Senior Vice President and Chief Financial Officer

Outstanding Equity Awards at Fiscal Year-End

The following information outlines outstanding equity awards held by the Named Executive Officers as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael A. Martino	200,000	—	—	6.75	9/29/08	(1)	—	—	—	—
President, Chief	47,234	—	—	6.00	2/9/10	(2)	—	—	—	—
Executive Officer	127,706	—	—	6.00	2/9/10	(2)	—	—	—	—
and Director	93,404	—	—	8.08	12/31/11	(3)	—	—	—	—
	115,782	—	—	2.30	12/19/12	(3)	—	—	—	—
	93,750	31,250	—	5.01	12/29/13	(3)	—	—	—	—
	70,000	70,000	—	3.10	12/29/14	(3)	—	—	—	—
	40,500	121,500	—	5.10	12/16/15	(3)	—	—	—	—
	—	150,000	—	6.11	12/29/16	(3)	—	—	—	—
Michael B. Stewart, M.D.	161,562	3,438	—	2.14	9/28/07	(3)	—	—	—	—
Senior Vice President	60,000	20,000	—	5.01	9/28/07	(3)	—	—	—	—
and Chief Medical	27,500	27,500	—	3.10	9/28/07	(3)	—	—	—	—
Officer	30,000	90,000	—	5.10	9/28/07	(3)	—	—	—	—
Alan Fuhrman	61,875	48,125	—	3.23	9/15/14	(3)	—	—	—	—
Senior Vice President and	19,500	58,500	—	5.10	12/16/15	(3)	—	—	—	—
Chief Financial Officer	—	60,000	—	6.11	12/29/16	(3)	—	—	—	—

(1)                The options were granted pursuant to the Sonus Pharmaceuticals, Inc. Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1991. Vesting is over four years, with the first 25% vesting one year from grant date, and the remainder vesting on a monthly basis in equal increments during the 36 month period following the initial vesting date, assuming no change in employment with the Company.

(2)                The options were granted pursuant to the Sonus Pharmaceuticals, Inc. 1999 Nonqualified Stock Incentive Plan. Vesting is over four years, with the first 25% vesting one year from grant date, and the remainder vesting on a monthly basis in equal increments during the 36 month period following the initial vesting date, assuming no change in employment with the Company.

(3)                The options were granted pursuant to the Sonus Pharmaceuticals, Inc. 2000 Stock Incentive Plan. Vesting is over four years, with the first 25% vesting one year from grant date, and the remainder vesting on a monthly basis in equal increments during the 36 month period following the initial vesting date, assuming no change in employment with the Company.

(4)                Dr. Stewart retired from the Company effective June 1, 2006 and is engaged as an exclusive consultant through June 30, 2007. As his consultancy satisfies the service provider requirements of the Company’s 2000 Stock Incentive Plan, his options will continue to vest through June 30, 2007. At that time, they will stop vesting and Dr. Stewart will have 90 days to exercise his options or up to September 28, 2007 in accordance with the provisions of the Stock Incentive Plan. Any unexercised options as of September 28, 2007 will be cancelled.

Option Exercises and Stock Vested

None of the Named Executive Officers exercised any stock options or received any stock awards during the fiscal year ended December 31, 2006.

Pension Benefits/Nonqualified Deferred Compensation

The Company does not have any plan that provides for payments or other benefits at, following, or in connection with retirement. The Company also does not have a plan that provides for the deferral of compensation for any employee.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the Named Executive Officers who are eligible for such compensation in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, retirement, involuntary termination without cause, voluntary termination for good reason, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. Under the Company’s standard form of option agreements, including the option agreements with named executives officers, unvested options accelerate upon a change of control unless they are assumed by the successor entity.

In connection with the retirement of Michael Stewart effective June 1, 2006, the Company agreed to retain Dr. Stewart in the capacity of exclusive consultant from June 1, 2006 through June 30, 2007 at a monthly rate of $22,778. Dr. Stewart’s consulting services satisfied the requirements necessary to remain a service provider to the Company. Accordingly, his existing stock options will continue to vest during the consultancy period. At the conclusion of his consultancy arrangement, he will have 90 days to exercise his stock options in accordance with the plan documents. This arrangement did not involve any modification to his stock option awards as it was within the terms of the stock option agreements.

Michael A. Martino

The following table shows the potential payments upon termination or a change of control of the Company for Michael A. Martino, the Company’s President and Chief Executive Officer. The Company has entered into a Change-in-Control Agreement with Mr. Martino. The Agreement provides that upon termination of employment within 12 months following a Change of Control, as defined in the Agreement, either voluntarily for good reason or involuntarily without cause, the Company will pay Mr. Martino accrued and unpaid base salary, declared and unpaid incentive compensation and a severance payment equal his highest annual base salary in effect within 12 months of termination plus the annual value of non-cash health and welfare programs (excluding 401k, bonus or any other retirement programs) multiplied by 2.99.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement ($)	Termination Without Cause or with Good Reason ($)	Termination for Cause ($)	Termination in Connection with Change of Control ($)	Death/Disability ($)	Option Awards ($)
Base Salary	—	—	—	—	1,082,093	—	—
Bonus	—	—	—	—	—	—	—
Stock Options	—	—	—	—	—	—	1,182,893
Life Insurance Benefits	—	—	—	—	6,859	—	—
Medical/Dental/Vision Benefits	—	—	—	—	44,856	—	—
Disability Insurance Benefits	—	—	—	—	17,722	—	—

Alan Fuhrman

The following table shows the potential payments upon termination or a change of control of the Company for Alan Fuhrman, the Company’s Senior Vice President and Chief Financial Officer. The Company has entered into a Change-in-Control Agreement with Mr. Fuhrman. The Agreement provides that upon termination of employment within 12 months following a Change of Control, as defined in the Agreement, either voluntarily for good reason or involuntarily without cause, the Company will pay Mr. Fuhrman accrued and unpaid base salary, declared and unpaid incentive compensation and a severance payment equal his highest annual base salary in effect within 12 months of termination plus the annual value of non-cash health and welfare programs (excluding 401k, bonus or any other retirement programs) multiplied by 1.00.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement ($)	Termination Without Cause or with Good Reason ($)	Termination for Cause ($)	Termination in Connection with Change of Control ($)	Death/Disability ($)	Option Awards ($)
Base Salary	—	—	—	—	237,700	—	—
Bonus	—	—	—	—	—	—	—
Stock Options	—	—	—	—	—	—	395,580
Life Insurance Benefits	—	—	—	—	1,168	—	—
Medical/Dental/Vision Benefits	—	—	—	—	15,002	—	—
Disability Insurance Benefits	—	—	—	—	2,334	—	—

Director Compensation

During 2006, the Company’s non-employee directors received cash compensation in the amount of $6,000 per quarter for service on the Company’s Board of Directors, plus $1,250 for each in-person Board meeting and $750 for each telephonic Board meeting. In addition, during 2006, committee members received $500 per committee meeting, and the Chairperson of the Audit Committee received an additional annual cash retainer of $3,000, and the Chairman of the Board received an additional annual cash retainer of $2,000. For the fiscal year beginning January 1, 2007 the director compensation structure has been revised. For 2007, each director who is not an employee of the Company will receive an annual retainer of $44,000, paid quarterly. Directors may elect on or before January 31 to receive all or any portion of their $44,000 retainer in shares of Common Stock of the Company, valued as of the last business day of each quarter. There will no longer be separate payments for committee chairpersonships or meeting attendance. All directors may be reimbursed for certain expenses incurred for meetings of the Board of Directors for which they attended. Each director is also eligible to receive options under the Company’s stock incentive plans. As of January 1, 2007, each eligible director shall receive options to purchase 17,000 shares of stock each year on the day of the Company’s Annual Meeting of Stockholders, provided he or she has served as a director of the Company for at least one year as of such Annual Meeting of Stockholders. In the year ended December 31, 2006, each non-employee director, received options resulting from their service as a director to purchase 17,000 shares of the Company’s Common Stock at $5.60 per share. In addition, each newly elected director receives options to purchase 22,500 shares of the Company’s Common Stock upon joining the Board.

The following information outlines the compensation paid to our Non-Employee Directors, including annual board and committee retainer fees, and meeting attendance fees for the fiscal year ended December 31, 2006.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($) (1)	($)	($)	($)	($)
Michelle G. Burris	34,750	—	54,375	—	—	—	89,125
George W. Dunbar, Jr.	37,500	—	54,375	—	—	—	91,875
Robert E. Ivy	36,000	—	54,375	—	—	—	90,375
Dwight Winstead	36,500	—	54,375	—	—	—	90,875

(1)             Reference is made to Note 8 “Stockholders’ Equity” in our Form 10-K for the period ended December 31, 2006, filed with the SEC on March 16, 2007, which identifies assumptions made in the valuation of option awards in accordance with FAS 123R. In 2006, our independent directors each received a stock option to purchase 17,000 shares of our Common Stock. These options are fully vested upon grant and all independent directors are eligible to receive this award annually upon re-election to the Board. New independent directors are eligible to receive a stock option to purchase 22,500 shares of our Common Stock upon first election to the Board.

Compensation information for our employee director, Mr. Martino, is included in the Summary Compensation Table beginning on page 14.

10b5-1 Trading Plans and Share Retention Policies

The Company has a 10b5-1 trading policy that restricts the ability of directors, executive officers and key employees to sell shares of common stock of the Company unless such sales are made pursuant to a pre-arranged trading plan approved by the Company and adopted by the director, executive officer or key employee in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934. Rule 10b5-1 allows persons who are not aware of material, non-public information to adopt written, pre-arranged trading plans. Individuals may use these plans to diversify their investment portfolios and sell shares over an extended period of time. Transactions by directors and executive officers will be publicly reported in accordance with applicable securities laws. The Company does not undertake any obligation to report the adoption of individual 10b5-1 plans.

The share retention policy establishes ownership guidelines that require directors and executive officers to retain a minimum percentage of shares granted by the Company or shares that have a minimum value relative to cash compensation. Under this policy, directors and executive officers must retain 50% of shares and vested options received from the Company as equity awards until such time as the owned shares and vested options have a fair value of at least two times the annual cash retainer for directors, three times the annual base salary for the Chief Executive Officer and two times the annual base salary for other executive officers.

There were no purchases or sales of common stock under 10b5-1 trading plans by Directors or Named Executive Officers in 2006.

Transactions with Related Persons

On October 17, 2005, the Company entered into a Collaboration and License Agreement with Bayer Schering Pharma AG (or “Bayer Schering”), pursuant to which, among other things, the Company granted Bayer Schering an exclusive, worldwide license to its TOCOSOL Paclitaxel anti-cancer product candidate (the “Product”). With respect to the Product, Bayer Schering paid Sonus an upfront license fee of $20 million and pays Sonus for research and development services performed equal to 50% of eligible Product research and development costs (in certain cases the reimbursement rate is 100%). In addition, Bayer

Schering may pay Sonus (i) product milestone payments of up to $132 million upon the achievement of certain U.S., European Union and Japanese clinical and regulatory milestones, (ii) sales milestone payments of up to $35 million upon the achievement of certain annual worldwide net sales, and (iii) upon commercialization, royalties ranging between 15-30% of annual net sales in the U.S., with the exact percentage to be determined based on the achievement of certain annual net sales thresholds, and royalties equal to 15% of the annual net sales outside the U.S. The parties have agreed to a development program consisting of the ongoing Phase 3 pivotal trial in metastatic breast cancer, and trials to support launch of the Product and planned trials for additional indications. The Company has retained an option to exercise co-promotion rights in the U.S. and has also granted Bayer Schering the right of first negotiation on the novel camptothecin molecule Sonus is currently developing that is in Phase 1 clinical testing. In connection with the Collaboration and Licensing Agreement, the Company and an affiliate of Bayer Schering entered into a Securities Purchase Agreement whereby the Company sold 3,900,000 shares of common stock for an aggregate of $15.7 million and warrants to purchase 975,000 shares of common stock for an aggregate purchase price of $122,000.

During the year ended December 31, 2006, the Company recognized revenue of $5.5 million as amortization of the upfront license fee and an additional $16.9 million related to research and development services performed for the Phase 3 trial for TOCOSOL Paclitaxel and related drug supply and manufacturing costs. As of December 31, 2006, the Company had $11.1 million in deferred revenue related to the unamortized upfront payment as well as $8.0 million in receivables from Bayer Schering on its balance sheet.

On March 2, 2006, in accordance with the Collaboration and License Agreement with Bayer Schering, Bayer Schering exercised their right to assume responsibility for the manufacturing of TOCOSOL Paclitaxel. In June 2006, we entered into a clinical supply agreement with Bayer Schering to provide clinical supplies of TOCOSOL Paclitaxel to Bayer Schering until such time as Bayer Schering establishes its own manufacturing capability. The price paid by Bayer Schering is the same price we pay to our supplier. During the year ended December 31, 2006, Bayer Schering purchased $3.2 million of product from us.

The Company’s Code of Conduct prohibits employees and directors from conflicts of interest with the interests of the Company, unless they have been specifically approved by the Company. In the case of employees, approval of a conflict of interest would have to be approved by the appropriate member of management. In the case of directors and named executive officers, approval of a conflict of interest would have to be approved by a disinterested majority of directors of the Company following full disclosure. The Company does not have a specific policy concerning approval of transactions with stockholders who own more than five percent of our outstanding shares, including Bayer Schering.  Accordingly, the Clinical Supply Agreement with Bayer Schering did not require specific approval of the board of directors of a related party transaction.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based solely upon its review of the copies of reports furnished to the Company, or written representations from directors, officers and persons holding ten percent (10%) or more of the Company’s Common Stock, the Company believes that with the exceptions noted below, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company’s Common Stock were made with respect to the Company’s fiscal year ended December 31, 2006. Mr. Eudy, our Vice President and Corporate Controller, was late in filing a Form 3 upon his promotion to Principal Accounting Officer on January 1, 2005 for 50,000 non-qualified stock options. Mr. Martino, our President and CEO, Mr. Fuhrman, our Senior Vice President and CFO and Mr. Stewart, our former Senior Vice President and Chief Medical Officer were late in filing Form 4’s related to non-qualified option grants on December 16, 2005 of 162,000, 78,000, and 120,000, respectively. Messrs. Ivy, Dunbar and Winstead and Ms. Burris, all directors, were late in filing Form 4’s related to option grants on May 9, 2006 of 17,000 non-qualified stock options each.

Security Ownership of Management and Certain Beneficial Owners

Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Company’s Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Schering Berlin Venture Corporation(2)	4,875,000	13.2%
340 Changebridge Road, P.O. Box 1000
Montville, New Jersey07045
Atlas Master Fund, Ltd.(3)	3,343,996	9.1%
c/o Walkers SPV Limited
Walker House, P.O. Box 908 GT
George Town, Grand Cayman
Cayman Islands, British West Indies
Executive Officers and Directors:
Michael A. Martino(4)	1,038,016	2.8%
Michael B. Stewart, M.D.(5)	307,730	*
Alan Fuhrman(6)	99,169	*
Michelle G. Burris(7)	42,000	*
George W. Dunbar, Jr.(8)	135,383	*
Robert E. Ivy(9)	118,833	*
Dwight Winstead(10)	129,500	*
All executive officers and directors as a group (7 persons)	1,870,631	5.1%

                 * Less than 1%

       (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

       (2) All information regarding Schering Berlin Venture Corporation’s holdings of Sonus Pharmaceuticals, Inc. common stock and common stock warrants is based on information disclosed in the most recent Schedule 13G filed by Schering Berlin Venture Corporation with the SEC. Beneficial Ownership includes 975,000 warrants exercisable within 60 days of the Record Date.

       (3) All information regarding Atlas Master Fund, Ltd. and its affiliate’s holdings of Sonus Pharmaceuticals, Inc. common stock and common stock warrants is based on information disclosed in the most recent Schedule 13G filed by Atlas Master Fund, Ltd. with the SEC. Beneficial Ownership includes 1,277,456 warrants exercisable within 60 days of the Record Date.

       (4) Consists of 214,058 shares owned directly and 823,958 options exercisable within 60 days of the Record Date.

       (5) Consists of 3,981 shares owned directly and 303,749 options exercisable within 60 days of the Record Date.

       (6) Consists of 2,128 shares owned directly and 97,041 options exercisable within 60 days of the Record Date.

       (7) Consists of 42,000 options exercisable within 60 days of the Record Date.

       (8) Consists of 3,250 shares owned directly and 132,133 options exercisable within 60 days of the Record Date.

       (9) Consists of 1,700 shares owned directly and 117,133 options exercisable within 60 days of the Record Date.

(10) Consists of 129,500 options exercisable within 60 days of the Record Date.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2006.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent accountants. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also discussed with and received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, which relates to the accountants independence from the Company.

The Audit Committee has also considered whether the services and fees of Ernst & Young LLP other than those rendered in connection with the annual audit and quarterly interim reviews of the Company’s financial statements are compatible with maintaining the independence of Ernst & Young LLP and has concluded that these services have not affected their independence. The services and fees of Ernst & Young LLP for 2006 were:

•       Audit Fees (annual audit and quarterly reviews) - $369,000

•       Audit-Related Fees- $78,100

•       Tax Fees- $13,000

•       All Other Fees- $0

Each of the members of the Audit Committee qualifies as an “independent” director under the current listing standards of the National Association of Securities Dealers. The Company’s Board of Directors has adopted a written charter for its Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE
Michelle G. Burris, Chairperson
George W. Dunbar, Jr.
Robert E. Ivy
Dwight Winstead

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, the foregoing Compensation Committee Report and Audit Committee Report shall not be incorporated by reference into any such filings.

PROPOSAL TWO
TO APPROVE THE COMPANY’S 2007 STOCK INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked to consider and vote upon a proposal to adopt the 2007 Stock Incentive Plan (the “2007 Plan”) which will permit us to provide a broader range of stock awards to our employees, directors and consultants. The 2007 Plan is intended to replace our 2000 Stock Incentive Plan, as amended (the “2000 Plan”) as our primary equity incentive plan. On March 15, 2007, the Board of Directors adopted, subject to stockholder approval, the Company’s 2007 Plan effective March 15, 2007.

Description of the 2007 Plan

The following is a summary of the principal provisions of the 2007 Plan. This summary is qualified in its entirety by reference to the full text of the 2007 Plan, which is attached as Appendix A to this Proxy Statement.

Purposes of the 2007 Plan.   The purposes of the 2007 Plan are to enhance the ability of the Company and any parent or subsidiary corporation of the Company whether now existing or hereafter created or acquired (an “Affiliated Company”) to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.

Shares Reserved for Issuance.   We have outstanding options to purchase shares of our common stock under individual option agreements and our 2000 Plan. All of the outstanding options granted under the individual option agreements and 2000 Plan will remain outstanding and subject to the provisions of the applicable agreement and plan until they are either exercised or expire in accordance with their respective terms. Up to 950,435 additional options may be awarded under the 2000 Plan.

Stockholder approval of the 2007 Plan will authorize us to grant options and/or restricted stock up to an aggregate of 3,900,000 shares of common stock.

In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the 2007 Plan can no longer under any circumstances be exercised or purchased due to the forfeiture or cancellation of all or any portion of such option, the shares of common stock allocable to the unexercised portion of such option, will become available for grant or issuance under the 2007 Plan.

In the event that all or any portion of restricted stock offered under the 2007 Plan is reacquired by the Company, for any reason, the shares so reacquired will become available for grant or issuance under the 2007 Plan.

In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the 2007 Plan are reacquired by the Company for any reason other than the cancellation or forfeiture of all or any portion of such option, the shares of common stock allocable to the reacquired portion of such option, will not become available for grant or issuance under the 2007 Plan.

Additionally, the number of shares available for issuance under the 2007 Plan will be subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company.

Administration.   The 2007 Plan is to be administered by an “Administrator,” which, under the 2007 Plan, shall be either the Board of Directors or a committee appointed by the Board of Directors or the

Chief Executive Officer of the Company. Subject to the provisions of the 2007 Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the 2007 Plan.

The Board of Directors or a committee appointed by the Board of Directors may delegate to the Chief Executive Officer of the Company the authority to (i) designate new employees of the Company or an Affiliated Company who are not officers of the Company to be the recipient of options or restricted stock awards, and (ii) determine the number of shares of common stock to be subject to such options or restricted stock awards; provided, however, that the resolutions of Board of Directors regarding such delegation of authority or an employee compensation program approved by the Board of Directors or committee appointed by the Board of Directors shall specify the maximum number of shares of common stock that may be subject to any option or restricted stock award granted by the Chief Executive Officer depending upon the employee group of such new employee. The Chief Executive Officer, however, may not grant options to himself, or any other officer of the Company.

The Board of Directors may from time to time alter, amend, suspend or terminate the 2007 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board of Directors, the 2007 Plan will terminate on March 15, 2017.

Eligibility.   The 2007 Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or of any Affiliated Company, as may be determined by the Administrator. In no event may any individual be granted options under the 2007 Plan for more than 400,000 shares of our common stock in any one calendar year. However, in connection with his or her initial service to the Company, an individual may be eligible to be granted options for up to 800,000 shares of our common stock during the calendar year which includes such individual’s initial service to the Company.

The actual number of individuals who will receive awards cannot be determined in advance because the Administrator has discretion to select the participants. Nevertheless, as of March 15, 2007, fifteen officers and directors of the Company and approximately fifty other employees of were eligible to participate in the 2007 Plan.

Terms of Options.   As discussed above, the Administrator determines many of the terms and conditions of awards granted under the 2007 Plan, including whether an option will be an “incentive stock option” (ISO) or a “non-qualified stock option” (NQSO). Each option is evidenced by an agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2007 Plan):

•       Vesting and Exercisability:   Options become vested and exercisable, as applicable, within such periods as determined by the Administrator and as set forth in the related stock option agreement, provided that options must expire no later than ten years from the date of grant (five years with respect to ISOs granted to optionees who own more than 10% of the outstanding common stock).

•       Exercise Price:   The exercise price of options shall not be less than the fair market value of a share of common stock at the time the option is granted. The exercise price of any ISO granted to an optionee that owns more than 10% of the outstanding common stock shall not be less than 110% of the fair market value of a share of common stock at the time of grant. The minimum price per share for restricted share awards shall not be less than the minimum lawful amount under applicable state law. Without limiting the generality of the foregoing, the Administrator may determine to issue restricted shares as consideration for continued employment or the achievement of specified performance goals or objectives.

•       Method of Exercise:   Payment of the exercise price may be made, in the discretion of the Administrator, in cash, by check, by delivery of shares of our common stock, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

•       Termination of Service:   Options cease vesting on the date of termination of service or the death or disability of the optionee. Options granted under the 2007 Plan generally expire three months after the termination of the optionee’s service, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service due to disability. However, if the optionee is terminated for cause (e.g. for committing an alleged criminal act or intentional tort against the Company), the optionee’s options will expire upon termination.

•       Cancellation and Rescission:   Any unexpired, unpaid or deferred options may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted by the Administrator at any time, unless otherwise specified in the related stock option agreement, if the optionee is not in compliance with all applicable provisions of the related stock option agreement and the 2007 Plan, or if the optionee engages in any: (i) unauthorized disclosure to anyone outside the Company, or unauthorized use in other than the Company’s business, of any confidential information or material relating to the Company’s business, acquired by the optionee either during or after employment with the Company; (ii) failure or refusal to promptly disclose and assign to the Company all right, title and interest in any invention or idea made or conceived by the optionee during employment with the Company that relates in any manner to the actual or anticipated business, research or development work of the Company; or (iii) activity that results in termination of the optionee’s employment for cause.

•       Change of Control:   In the event of a change in control of the Company (as defined in the 2007 Plan), vesting of options will accelerate automatically unless the options are to be assumed by the acquiring or successor entity (or parent thereof) or substituted for by such entity with new options or other incentives with such terms and provisions as the Administrator in its discretion may consider equitable. If options are assumed or replaced with new options or other incentives by an acquiring or successor entity (or parent thereof), then generally the options shall accelerate and become fully vested if the optionee is terminated under certain circumstances within a specified period of time (as provided in option agreements) following a change in control. However, the Administrator may at its discretion provide for other vesting arrangements in option agreements, including arrangements which provide for full acceleration of vesting upon a change in control whether or not the acquiring entity agrees to assume or substitute for existing options in such change in control.

•       Additional Restrictions.   No ISOs may be granted to an optionee under the 2007 Plan if the aggregate fair market value (determined at the time of grant) of the stock with respect to which ISOs first become exercisable by such optionee in any calendar year under our stock option plans and any Affiliated Company exceeds $100,000. Options are nontransferable, other than by will and the laws of descent and distribution or in any manner permitted by the Administrator that is not prohibited by the Code; provided, however, that no option shall be assignable or transferable in exchange for consideration.

Terms of Restricted Stock Awards.   Each restricted stock award is evidenced by a restricted stock purchase agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2007 Plan):

•       Vesting:   Shares subject to a restricted stock award may become vested over time or upon completion of performance goals set out in advance.

•       Purchase Price:   Each restricted stock purchase agreement states the purchase price, which may not be less than the par value of our common stock on the date of the award, payment of which may be made as described under “Terms of Stock Options” above.

•       Termination of Service:   Restricted stock awards shall cease to vest immediately if a participant is terminated for any reason, unless provided otherwise in the applicable restricted stock purchase agreement or unless otherwise determined by the committee, and we will generally have the right to repurchase any unvested shares subject thereto for the original purchase price paid by the participant.

•       Change of Control:   Restricted stock awards shall be treated in the same manner as described under “Terms of Stock Options” above.

New Plan Benefits

Future awards to our executive officers and employees are discretionary. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the 2007 Plan cannot be determined. Because the value of stock issuable to our non-employee directors under the 2007 Plan will depend on the fair market value of our common stock at future dates, it is not possible to determine exactly the benefits that might be received by our non-employee directors under the 2007 Plan. The following table summarizes the benefits that would have been received by our non-employee directors as a group under the 2007 Plan in the fiscal year ending December 31, 2006, if stock options and restricted stock awards had actually been granted under the 2007 Plan by using the stock options and restricted stock awards automatically granted our non-employee directors under the 2000 Plan for that time period.

Name and Position	Number of Shares
Non-Executive Director Group	Options to purchase 68,000 shares of our common stock.

Summary of Federal Income Tax Consequences of the 2007 Plan

The following is a brief summary of certain federal income tax consequences of participation in the 2007 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2007 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options.   No taxable income will be recognized by an optionee under the 2007 Plan upon either the grant or the exercise of an ISO. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an ISO, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an ISO occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.”  A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an ISO.

The exercise of an ISO may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an ISO over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised.  An optionee who is subject to alternative minimum tax in the year of exercise of an ISO may claim as a credit against the optionee’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the ISO. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

Non-qualified Stock Options.   No taxable income is recognized by an optionee upon the grant of a NQSO. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a NQSO is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a NQSO, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock.   If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by us out of the optionee’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Tax Withholding.   Under the 2007 Plan, we have the power to withhold, or require a participant to remit to us, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 2007 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to us shares of common stock owned by the participant.

Vote Required

Approval of the 2007 Plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted “for” the approval of the 2007 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2007, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP has audited the Company’s financial statements annually since inception of the Company. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$369,000	$403,000
Audit Related Fees	78,100	0
Tax Fees	13,000	11,500
All Other Fees	0	0
Total Fees	$460,100	$414,500

Audit Fees.   Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports.

Audit-Related Fees.   Consists of fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements including accounting consultations and fees related to equity financings.

Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance related to state tax incentives.

All Other Fees.   Consists of all other non-audit services.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides an engagement letter in advance of the first quarter meeting of the Audit Committee, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at its February Audit Committee meeting.

For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. The Company’s senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the 2008 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 12, 2007 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in May 2008.

Proxies submitted to the Company will confer discretionary authority to vote on matters proposed by stockholders if a proponent of a proposal fails to notify the Company at least 45 days prior to the anniversary of mailing of the prior year’s proxy statement, without any discussion of the matter in the proxy statement. With respect to the Company’s 2008 Annual Meeting of Stockholders, if the Company has not been provided with notice of a stockholder proposal by February 27, 2008, the Company will be allowed to use its voting authority as described above.

OTHER MATTERS

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors
Michael A. Martino
President and Chief Executive Officer

April 3, 2007

The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2006 is being mailed concurrently with this Proxy Statement to all stockholders of record as of  March 15, 2007. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2006 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, SONUS PHARMACEUTICALS, INC., 22026 20TH AVENUE S.E., BOTHELL, WASHINGTON  98021.

APPENDIX A

SONUS PHARMACEUTICALS, INC.

2007 PERFORMANCE INCENTIVE PLAN

This 2007 PERFORMANCE INCENTIVE PLAN (the “Plan”) established by Sonus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), adopted by its Board of Directors on March 15, 2007 (the “Effective Date”) and approved by the Company’s stockholders on                 , 2007.

ARTICLE 1

PURPOSES OF THE PLAN

1.1   Purposes.   The purposes of the Plan are (a) to enhance the ability of the Company and its Affiliated Companies to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, in addition to other capitalized terms defined herein, the following terms shall have the meanings indicated:

2.1   Administrator.   “Administrator” means the Board, subject to the Board’s authority to delegate responsibility for any matter to the Committee or to the Chief Executive Officer of the Company as set forth in Section 8.1 of the Plan.

2.2   Affiliated Company.   “Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

2.3   Award.   “Award” means an Option or Restricted Share issued to a Participant under the Plan.

2.4   Award Agreement.   “Award Agreement” means an Option Agreement or Stock Purchase Agreement issued to a Participant pursuant to the Plan.

2.5   Board.   “Board” means the Board of Directors of the Company.

2.6   Cause.   “Cause” means, with respect to the termination of a Participant’s employment, termination of such employment by the Company for any of the following reasons:

(a)   The continued refusal or omission by the Participant to perform any material duties required of him by the Company if such duties are consistent with duties customary for the position held with the Company;

(b)   Any material act or omission by the Participant involving malfeasance or gross negligence in the performance of Participant’s duties to, or material deviation from any of the policies or directives of, the Company;

(c)    Conduct on the part of Participant which constitutes the breach of any statutory or common law duty of loyalty to the Company; or

(d)   Any illegal act by Participant which materially and adversely affects the business of the Company or any felony committed by Participant, as evidenced by conviction thereof, provided that the Company may suspend Participant with pay while any allegation of such illegal or felonious act is investigated.

2.7   Change in Control.   “Change in Control” shall mean the occurrence of any of the following events:

(a)   The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b)   A merger or consolidation of the Company with any other entity, whether or not the Company is the surviving entity in such transaction, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)    The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

(d)   The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.8   Code.   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9   Committee.   “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 8.1 hereof.

2.10   Common Stock.   “Common Stock” means the Common Stock of the Company, $.001 par value, subject to adjustment pursuant to Section 4.3 hereof.

2.11   Consultant.   “Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Affiliated Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person who has contracted directly with the Company or any Affiliated Company to render such services.

2.12   Disability.   “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.13   DRO.   “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.14   Employee.   “Employee” means any officer or other employee (as defined in accordance with Section 3401© of the Code) of the Company, or any Affiliated Company.

2.15   Effective Date.   “Effective Date” means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

2.16   Exchange Act.   “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

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2.17   Exercise Price.   “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.18   Fair Market Value.   “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a)   If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported.

(b)   If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c)    If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

2.19   Incentive Option.   “Incentive Option” means any Option so designated by the Administrator and intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

2.20   Incentive Option Agreement.   “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.21   NASD Dealer.   “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.22   Nonqualified Option.   “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

2.23   Nonqualified Option Agreement.   “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.24   Option.   “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.25   Option Agreement.   “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.26   Optionee.   “Optionee” means a Participant who holds an Option.

2.27   Participant.   “Participant” means an individual or entity that holds an Award under the Plan.

2.28   Purchase Price.   “Purchase Price” means the purchase price per Restricted Share.

2.29   Restricted Shares.   “Restricted Shares” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.30   Rule 16b-3 Covered Person.   “Rule 16b-3 Covered Person” means any key Employee or member of the Board designated by the Administrator with respect to which any transaction involving Common Stock may be eligible for the exemption from Section 16(b) of the Exchange Act set forth in Rule 16b-3.

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2.31   Section 162(m) Covered Employee.   “Section 162(m) Covered Employee” means (i) the chief executive officer of the Company and the four (4) other individuals that are the highest compensated officers of the Company for the relevant taxable year of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act and (ii) any other key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

2.32   Service Provider.   “Service Provider” means a Consultant, Employee, member of the Board or other natural person the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

2.33   Stock Purchase Agreement.   “Stock Purchase Agreement” means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Shares under the Plan.

2.34   10% Stockholder.   “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3

ELIGIBILITY

3.1   Incentive Options.   Only Employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are Employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2   Nonqualified Options and Restricted Shares.   Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or acquire Restricted Shares.

3.3   Section 162(m) Limitation.   The aggregate number of shares of Common Stock with respect to which Options may be granted to any Employee shall not exceed 400,000 shares of Common Stock during any calendar year. Notwithstanding the foregoing, in connection with his or her initial service to the Company, the aggregate number of shares of Common Stock with respect to which Options may be granted to any Employee shall not exceed 800,000 shares of Common Stock during the calendar year which includes such individual’s initial service to the Company. Any shares subject to an Option granted during a calendar year to an Employee that can no longer under any circumstances be exercised or purchased for any reason under the Plan shall continue to count against the applicable limitations set forth above for such Employee during such calendar year.

ARTICLE 4

GRANTING OF AWARDS

4.1   Shares Subject to the Plan.   The shares of stock available as a basis for Awards shall be Common Stock. Such shares may be issued from either previously authorized but unissued shares or treasury shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.3 hereof. Subject to the foregoing, a total of 3,900,000 shares of Common Stock may be issued under the Plan.

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(a)   Cancelled or Forfeited Awards other than Restricted Shares. For purposes of the limitation set forth in this Section 4.1, if all or any portion of any Award, other than Restricted Shares, granted or offered under the Plan can no longer under any circumstances be exercised or purchased due to the forfeiture or cancellation of all or any portion of such Award, then the shares of Common Stock allocable to such unexercised or forfeited portions of such Award shall not count against such limitation and shall again become available for grant or issuance under the Plan.

(b)   Non-Replenishment of Reacquired Shares; Awards other than Restricted Shares for Reasons other than Cancellation or Forfeiture of Award. For purposes of the limitation set forth in this Section 4.1, any shares of Common Stock subject to an Award, other than Restricted Shares, and which are reacquired by the Company for any reason other than the cancellation or forfeiture of such Award as described in Section 4.1(a) shall count against such limitation. The Company shall hold all such shares of Common Stock that it reacquires as treasury shares, which shall not again become available for grant or issuance under the Plan.

(c)   Replenishment of Reacquired Shares; Awards of Restricted Shares. For purposes of the limitation set forth in this Section 4.1, any shares of Common Stock that were initially the subject of a Stock Purchase Agreement, and which are reacquired by the Company for any reason, shall not count against such limitation and shall again become available for grant or issuance under the Plan.

4.2   Changes in Capital Structure.   In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares issuable thereafter under this Plan, the number and kind of shares and the price per share subject to outstanding Award Agreements and the limit on the number of shares under Section 3.3 above, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

4.3   Award Agreement.   Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.4   Rule 16b-3 Covered Persons.   Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to a Rule 16b-3 Covered Person shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule(s).

ARTICLE 5

OPTIONS

5.1   Option Agreement.   Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement that shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

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5.2   Exercise Price.   The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following:  (a) the Exercise Price of an Option shall not be less than 100% of Fair Market Value on the date the Option is granted and (b) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted. However, an Incentive Option may be granted with an exercise price lower than that set forth in clause (b) of the preceding sentence if such Incentive Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3   Payment of Exercise Price.   Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by:  (a) cash; (b) check; (c) the surrender of shares of Common Stock acquired pursuant to the exercise of an Option (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the waiver of compensation due or accrued to the Optionee for services rendered; (e) a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law, including the Sarbanes-Oxley Act of 2002, as amended. Any shares of Common Stock received by the Company in payment of the Exercise Price shall be held by the Company as treasury shares and shall not be made available for grant or issuance under the Plan.

5.4   Term and Termination of Options.   The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.5   Vesting and Exercise of Options.   Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goal(s) or objectives, as shall be determined by the Administrator.

5.6   Annual Limit on Incentive Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, shall not exceed $100,000.

5.7   Nontransferability of Options.   Except as otherwise provided by the Administrator in an Option Agreement and as permissible under applicable law, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee unless it has been disposed of with the consent of the Administrator (which consent may be withheld in the Administrator’s sole and absolute discretion) pursuant to a DRO. Notwithstanding the foregoing, no Option shall be assignable or transferable in exchange for consideration.

5.8   Rights as Stockholder.   An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

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ARTICLE 6

RESTRICTED SHARES

6.1   Issuance and Sale of Restricted Shares.   The Administrator shall have the right to grant Restricted Shares subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Share Awards”). Such conditions shall include the Purchase Price to be paid by the grantee for such an Award, if any (but not less than the minimum lawful amount under applicable state law). Such conditions may also include, but are not limited to, continued employment or the achievement of specified performance goal(s) or objectives.

6.2   Stock Purchase Agreements.   A Participant shall have no rights with respect to the Restricted Shares covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price (if applicable) to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Shares, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

6.3   Payment of Purchase Price.   Subject to any legal restrictions, payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by:  (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant that have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the waiver of compensation due or accrued to the Participant for services rendered; or (e) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law, including the Sarbanes-Oxley Act of 2002, as amended.

6.4   Rights as a Stockholder.   Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Shares purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing Restricted Shares shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

6.5   Restrictions.   Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase, at the original Purchase Price, any Restricted Shares which have not vested as of the date of termination. Notwithstanding the foregoing, Restricted Share Awards may be transferred, with the consent of the Administrator, pursuant to a DRO (which consent may be withheld in the Administrator’s sole and absolute discretion).

6.6   Vesting of Restricted Shares.   Subject to Section 6.5 above, the Stock Purchase Agreement shall specify the date or dates, the performance goal(s) or objectives that must be achieved, and any other conditions on which the Restricted Shares may vest.

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ARTICLE 7

ADMINISTRATION OF THE PLAN

7.1   Administrator.   Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to one or more Committees. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. Without limiting the foregoing, the Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and the regulations promulgated thereunder, and Section 16 of the Exchange Act and SEC Rule 16b-3. The Board (or the Committee, as applicable) may delegate to the Chief Executive Officer of the Company the authority to (i) designate new employees of the Company or an Affiliated Company who are not officers of the Company to be the recipient of Incentive Options, Nonqualified Options or Restricted Shares, and (ii) determine the number of shares of Common Stock to be subject to such Incentive Options, Nonqualified Options or Restricted Shares; provided, however, that the Board resolutions regarding such delegation of authority or an employee compensation program approved by the Board or Committee shall specify the maximum number of shares of Common Stock that may be subject to any Incentive Option, Nonqualified Option or Restricted Shares granted by the Chief Executive Officer depending upon the employee group of such new Employee; and provided, further, that the Chief Executive Officer may not grant options to himself, or any other officer of the Company. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee or the Chief Executive Officer, the term Administrator shall mean the Committee or the Chief Executive Officer, as the case may be.”

7.2   Powers of the Administrator.   In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority:  (a) to determine the persons to whom, and the time or times at which, Awards shall be granted, the number of shares to be represented by each Option, the number of Restricted Shares to be offered, and the consideration to be received by the Company upon the exercise of or sale of such Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) to accelerate the vesting of any Award or release or waive any repurchase rights of the Company with respect to any Award; (h) to extend the exercise date of any Award or acceptance date of any Award; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Award Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. In making any determination or in taking or not taking any action under the Plan, the Administrator may obtain and rely upon the advice of experts, including advisors to the Company.

7.3   Limitation on Liability.   No Employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any Employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

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ARTICLE 8

CHANGE IN CONTROL

8.1   Change in Control.   In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a)   The Administrator shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.

(b)   If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(c)    Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(d)   The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 9

AMENDMENT AND TERMINATION OF THE PLAN

9.1   Amendments.   Subject to applicable law, including NASD stockholder approval requirements, the Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

9.2   Plan Termination.   Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

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ARTICLE 10

CANCELLATION & RESCISSION

10.1   Non-Competition.   Unless an Option Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Options at any time if the Participant is not in compliance with all applicable provisions of the Option Agreement and the Plan or if the Participant engages in any “Adverse Activity.”  For purposes of this Section 10, “Adverse Activity” shall include: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (ii) the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; or (iii) activity that results in termination of the Participant’s employment for Cause.

10.2   Agreement Upon Exercise.   Upon exercise, payment or delivery pursuant to an Option Agreement, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (i) - (iii) of Section 10.1 prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Option Agreement, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

ARTICLE 11

TAX WITHHOLDING

11.1   Withholding.   The Company shall have the power to withhold, or require a Participant to remit to the Company in cash, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised, any Restricted Shares issued, or any other Award issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, in an amount determined on the basis of the lowest rate of withholding applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Award or as a result of the purchase of or lapse of restrictions on an Award, or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of withholding based on the minimum statutory withholding rates for federal and state income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.2   Shares Withheld to Satisfy Withholding; Restricted Shares.   Any shares of Common Stock received by the Company pursuant to Section 11.1 above with respect to Restricted Shares above shall not count against the applicable limits set forth in Article 4 hereof and shall again become available for grant or issuance under the Plan.

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11.3   Shares Withheld to Satisfy Withholding; Awards other than Restricted Shares.   Any shares of Common Stock received by the Company pursuant to Section 11.1 above with respect to Awards other than Restricted Shares shall be held by the Company as treasury shares and shall count against the applicable limits set forth in Article 4 hereof and shall not again become available for grant or issuance under the Plan.

ARTICLE 12

MISCELLANEOUS

12.1   Repricings Not Permitted.   Notwithstanding anything herein to the contrary, the Administrator shall not have the authority to cause the repricing of any outstanding Options either through an adjustment to the Exercise Price or through the cancellation of an Option and regrant of a new Option or other Award in exchange for the cancelled Option (a “Repricing”), unless such Repricing is approved by a majority of the Company’s stockholders entitled to vote on such matter.

12.2   Benefits Not Alienable.   For so long as it is subject to any restrictions pursuant to this Plan or an Award Agreement, no Award or interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Plan shall prevent transfers by will or the applicable laws of descent and distribution or assignments pursuant to a DRO entered by a court of competent jurisdiction.

12.3   No Enlargement of Employee Rights.   This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

12.4   Application of Funds.   The proceeds received by the Company from the sale of Common Stock pursuant to Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

12.5   Annual Reports.   During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

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PROXY	SONUS PHARMACEUTICALS, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders – May 10, 2007

The undersigned hereby nominates, constitutes and appoints Michael A. Martino and Alan Fuhrman, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SONUS PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt, 721 Pine Street, Seattle, Washington, on May 10, 2007 at 9:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 - 3

1.	Election of Directors

	☐	FOR	☐	WITHHOLD AUTHORITY
		all nominees listed below (except		to vote for all nominees listed below
as marked to the contrary below)

Election of the following nominees as directors:
Michelle G. Burris, George W. Dunbar, Jr., Robert E. Ivy, Michael A. Martino and Dwight Winstead

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space below)

2.	Approval of the Company’s 2007 Stock Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of Ernst & Young LLP as independent auditors

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” APPROVAL OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN AND “FOR”  RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

Date	, 2007

(Signature of stockholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.